NEWS RELEASE

SOUTHWESTERN ENERGY ANNOUNCES SECOND QUARTER 2018 RESULTS

Raises full year 2018 production guidance with no increase to capital investment guidance

Expects portfolio to generate modest free cash flow in 2018

Spring, Texas – August 2, 2018...Southwestern Energy Company (NYSE: SWN) today announced its second quarter financial and operating results. Unless noted, results are compared to the second quarter of 2017.

“This quarter’s strong performance reflects increased margins, improved capital efficiency, and higher production growth,” said Bill Way, President and Chief Executive Officer of Southwestern Energy.  “Our strategy of delivering growing value from our high-return Appalachia assets, and shift towards greater liquids while achieving greater operational efficiencies are creating enhanced returns for our shareholders.  This is underscored by our assets’ projected ability to generate modest free cash flow in 2018 without raising capital guidance.”

Second Quarter Highlights

•	Generated net cash provided by operating activities of $300 million and net cash flow of $280 million, up 13% and 12%, respectively
•	Delivered on previously announced cost initiatives, saving over $110 million annually (beginning in 2019) through G&A and interest reductions.
•	Realized NGL and oil pricing, including hedges, of $15.05 and $59.22 per barrel, up 34% and 46%, respectively
•	Increased margins in Southwest Appalachia by 76% to $1.60 per Mcfe
•	Exceeded production guidance, reporting net production of 234 Bcfe, up 5%
•	Delivered a 19% increase in Appalachia Basin net production of 167 Bcfe or 1.8 Bcfe per day, including 20% liquids production
•	Produced 44% higher natural gas liquids and oil of 61,370 barrels per day
•	Improved well development efficiency driven by leading operational execution, completing 56 wells, 13 ahead of original development plan
•	Added extended lateral inventory in the Tioga development area through a joint development arrangement
•	Reported net income attributable to common stock of $51 million, or $0.09 per diluted share, and adjusted net income attributable to common stock of $105 million, or $0.18 per diluted share

Full Year Update

•	Maintaining full-year $1.15 - $1.25 billion capital investment guidance; second quarter capital investment of $403 million, consistent with front end loaded plan
•	Expecting existing portfolio to generate modest cash flow above full year capital investment at current prices, with any excess cash applied to outstanding borrowings on the revolving bank facility
•	Raising net production guidance to 955 - 970 Bcfe, up from 930 - 965 Bcfe (see Production Guidance table below)
•	Increasing Appalachia Basin net production guidance to 695 - 707 Bcfe, up 21%

(based on midpoints) compared to 2017

The Company will invest within its original full-year capital investment guidance of $1.15 to $1.25 billion. Capital investment for the second quarter totaling $403 million was consistent with the Company’s planned capital program, including $311 million related to drilling and completion operations, primarily in the Appalachia Basin.  Improved operational efficiency gains and successful operational execution have positively affected the pace of activity. The Company has been able to accelerate completion of an additional 13 wells in the second quarter compared to the original plan, which will result in a production benefit throughout the year.  The Company now expects to be toward the high end of its total 2018 well count guidance of 105 to 125 completed wells.    The Company is progressing its previously announced water project in Southwest Appalachia, which is expected to be operational by year end with the majority of the capital to be invested during the second half of the year.

The Company is raising full-year net production guidance to 955 - 970 Bcfe, driven by liquids growth in Southwest Appalachia and production improvements in Northeast Appalachia.  In Southwest Appalachia, the Company continues to focus on liquids production and has raised total NGL and oil barrels guidance by 5% (based on midpoints), or 2,700 barrels per day, compared to original guidance.  Northeast Appalachia production is expected to increase by 15 Bcf (based on midpoints) due to the continued benefit from well outperformance, operational execution and gathering capacity improvements.

Production Guidance (1)

	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter	Total Year
Guidance:
Natural Gas (Bcf)	197	201	213 – 218	210 – 217	821 – 833
NGLs (MBbls)	4,230	4,862	4,900 – 5,100	5,250 – 5,400	19,242 – 19,592
Oil (MBbls)	613	723	900 – 1,000	900 – 1,000	3,136 – 3,336
Total Production (Bcfe)	226	234	248 – 255	247 – 255	955 – 970
Total Production (MMcfe/d)	2,511	2,571	2,696 – 2,772	2,685 – 2,772	2,616 – 2,658

Full-Year Production by Division	Production
(Bcfe)
Northeast Appalachia	459 – 465
Southwest Appalachia	236 – 242
Fayetteville Shale	260 – 263
Total	955 – 970
(1)	Consistent with original guidance, the updated guidance excludes any impact from Fayetteville strategic alternatives announced in February 2018.

Second Quarter 2018 Financial Results

FINANCIAL STATISTICS (Unaudited)	For the three months ended		For the six months ended
	June 30,		June 30,
	2018	2017	2018	2017
Financial Results (in millions, except per share amounts)
Net income attributable to common stock	$51	$224	$257	$505
Adjusted net income attributable to common stock (non-GAAP measure)	$105	$40	$267	$127
Adjusted EBITDA (non-GAAP measure)	$317	$281	$713	$631
Net cash provided by operating activities	$300	$266	$664	$578
Net cash flow (non-GAAP measure)	$280	$250	$638	$568
Total capital investments	$403	$325	$741	$615

Southwestern Energy recorded net income attributable to common stock of $51 million or $0.09 per diluted share.  Compared to the second quarter of 2017, net income attributable to common stock was lower primarily due to an unrealized marked to market loss (non-cash) on hedging positions of $56 million in 2018 compared to a $173 million gain in 2017.

Adjusted net income attributable to common stock was $105 million, or $0.18 per diluted share for the second quarter of 2018 and adjusted earnings before interest, taxes and amortization (“adjusted EBITDA”) was $317 million, a 13% increase compared to the second quarter of 2017.  The primary components of adjusted EBITDA included $195 million from Appalachia operations, $56 million from Fayetteville operations, and $45 million from Midstream operations.  The increase in adjusted EBITDA was primarily due to a 44% increase in liquids production along with stronger realized oil and NGL pricing and a 1% increase in gas production, partially offset by lower natural gas prices.

Weighted average realized pricing, including derivatives, transportation and the benefit of higher NGL and oil pricing, was $2.30 per Mcfe compared to a NYMEX gas price of $2.80 per Mcf. The Company was able to mitigate the effect of a $0.38 per Mcf lower NYMEX gas price compared to the same period in 2017 through improvement in differentials, growth in liquids pricing and production, along with a realized hedge gain of $0.09 per Mcfe in 2018.

At June 30, 2018, the Company had liquidity of $1.5 billion and debt of $3.6 billion.  During the quarter, the Company’s credit ratings were upgraded one notch by S&P and Moody’s to BB and Ba2, respectively.

Southwestern Energy continues to execute a disciplined hedging program with physical, financial and basis hedges on its forecasted natural gas, natural gas liquids and oil production.    In line with the Company’s focus on increased liquids exposure, the majority of hedging activity during the quarter was focused on ethane and propane fixed price swaps. A summary of the Company’s financial hedging position is provided in the attached financial tables. Additional information on physical derivatives, natural gas liquids and oil financial derivatives can be found in the 10-Q.

E&P Operational Review

Improvement in operational cycle times, increased gathering capacity and stronger well results drove higher net production volumes of 234 Bcfe, including 5,585 MBbls, or 61,370 barrels per day from natural gas liquids and condensate.  Liquids production exceeded the top end of guidance by 9%.  Appalachia Basin production totaled 167 Bcfe, a 19% increase.  The Company invested $396 million in E&P capital and drilled 37 wells, completed 56 wells and placed 45 wells to sales.

OPERATING STATISTICS	For the three months ended		For the six months ended
	June 30,		June 30,
	2018	2017	2018	2017
Production
Gas production (Bcf)	201	199	398	382
Oil production (MBbls)	723	565	1,336	1,084
NGL production (MBbls)	4,862	3,316	9,092	6,324
Total production (Bcfe)	234	222	460	426

Division Production
Northeast Appalachia (Bcf)	112	97	220	184
Southwest Appalachia (Bcfe)	55	43	106	79
Fayetteville Shale (Bcf)	67	82	134	163

Average unit costs per Mcfe
Lease operating expenses	$0.91	$0.89	$0.93	$0.89
General & administrative expenses (1)	$0.19	$0.23	$0.20	$0.22
Taxes, other than income taxes (2,3)	$0.06	$0.10	$0.07	$0.11
Full cost pool amortization	$0.50	$0.44	$0.49	$0.42
(1)	Excludes $15 million of restructuring charges and $7.9 million of legal settlement charges for the three and six months ended June 30, 2018.
(2)	Excludes $1 million of restructuring charges for the three and six months ended June 30, 2018.
(3)	Decrease primarily due to an $8 million severance tax refund related to a favorable assessment on deductible expenses in Southwest Appalachia for the three and six months ended June 30, 2018.

COMMODITY PRICES	For the three months ended		For the six months ended
	June 30,		June 30,
	2018	2017	2018	2017
Natural Gas Price:
NYMEX Henry Hub Price ($/MMBtu) (1)	$2.80	$3.18	$2.90	$3.25
Discount to NYMEX (2)	(0.81)	(0.83)	(0.55)	(0.72)
Average realized gas price per Mcf, excluding derivatives	$1.99	$2.35	$2.35	$2.53
Gain (loss) on settled financial basis derivatives ($/Mcf)	(0.01)	(0.15)	(0.06)	(0.08)
Gain (loss) on settled commodity derivatives ($/Mcf)	0.13	(0.05)	0.10	(0.10)
Average realized gas price per Mcf, including derivatives	$2.11	$2.15	$2.39	$2.35
Oil Price:
WTI oil price ($/Bbl)	$67.88	$48.28	$65.37	$50.10
Discount to WTI	(7.73)	(7.72)	(7.12)	(8.02)
Average oil price per Bbl, excluding derivatives	$60.15	$40.56	$58.25	$42.08
Average oil price per Bbl, including derivatives	$59.22	$40.56	$57.74	$42.08
NGL Price:
Average net realized NGL price per Bbl, excluding derivatives	$15.37	$11.21	$15.39	$12.19
Average net realized NGL price per Bbl, including derivatives	$15.05	$11.25	$15.22	$12.22
Percentage of WTI	23%	23%	24%	24%
Average net realized C3+ price per Bbl, excluding derivatives	$33.11	$21.62	$34.49	$25.68
Average net realized C3+ price per Bbl, including derivatives	$32.32	$21.62	$34.07	$25.68
Percentage of WTI	49%	45%	53%	51%
Total Weighted Average Realized Price:
Excluding derivatives ($/Mcfe)	$2.21	$2.37	$2.51	$2.55
Including derivatives ($/Mcfe)	$2.30	$2.20	$2.53	$2.39
(1)	Based on last day monthly futures settlement prices.
(2)	This discount includes a basis differential, a heating content adjustment, physical basis sales, third-party transportation charges and fuel charges and excludes financial basis derivatives.

Three Months Ended June 30, 2018 E&P Division Results	Appalachia			Fayetteville
	Northeast		Southwest	Shale
Production (Bcfe) (1)	112		55	67
Gross operated production as of June 2018 (MMcfe/d)	1,563		992	1,065
Net operated production as of June 2018 (MMcfe/d)	1,304		615	705

Capital investments ($ in millions)
Exploratory and development drilling, including workovers	$135		$168	$4
Acquisition and leasehold	3		12	–
Seismic and other	1		2	2
Capitalized interest and expense	10		38	4
Total capital investments	$149		$220	$10

Gross operated well activity summary
Drilled	17		20	–
Completed	25		30	1
Wells to sales	17		26	2

Average completed well cost (in millions)	$8.2	(2)	$8.9	$5.6
Average lateral length (in ft)	7,748		7,851	6,793

Realized Natural Gas Price
NYMEX Henry Hub Price ($/MMBtu)	$2.80		$2.80	$2.80
Discount to NYMEX (3)	(0.90)		(0.57)	(0.72)
Average realized gas price per Mcf, excluding derivatives	$1.90		$2.23	$2.08
Total weighted average realized price per Mcfe, excluding derivatives	$1.90		$3.00	$2.08
(1)	Southwest Appalachia production included 22 Bcf of natural gas, 4,850 MBbls of NGLs and 707 MBbls of oil.
(2)	Average well costs includes amounts for delineation and science.
(3)	This discount includes a basis differential, a heating content adjustment, physical basis sales, third-party transportation charges and fuel charges, and excludes financial basis derivatives.

Northeast Appalachia – Total net production of 112 Bcf, or 1.2 Bcf per day, was 15% higher than the second quarter of 2017.  The Company placed 17 wells to sales in the second quarter, 11 of which were online for at least 30 days and utilized the latest completion and flowback design and had an average 30-day rate of 17.2 MMcf per day.

The Company has expanded its core position in Tioga to 37,500 net acres.  In July, the Company entered into a joint development agreement with a private firm, adding 23 future drilling locations with projected lateral lengths averaging 11,000 feet.

The Company is continuing to enhance returns in Tioga, by coupling additional cost savings with improving well results.  In the second quarter, a three-well pad in Tioga utilized water from the previously announced water project and benefited from eight completion stages per day, reducing completion costs by 12% compared to the first development pad in that area. Eight wells were placed to sales and are outperforming historical offsets due to operational improvements including optimized completion designs, targeted drilling zones and the benefit of field-wide compression.  Of note, a two-well pad had an average lateral length of 7,250 feet and an average 30-day rate of 23.9 MMcf per day, outperforming the initial Tioga development pad by 49%.

Southwest Appalachia – Total net production was 55 Bcfe, or 604 MMcfe per day, including 60% liquids.  Natural gas liquids and oil production averaged 53,300 and 7,800 barrels per day, respectively, representing increases of 47% and 31% compared to the second quarter of 2017.

During the quarter, the Company continued to focus on the rich gas area in West Virginia, which provides some of the highest margins in the Company, bringing 26 wells online.  Southwest Appalachia’s margin in the second quarter of 2018 was 76% higher, at $1.60 per Mcfe, compared to the same period in 2017.  The margin improvement was primarily driven by higher liquids production and prices, which provided a $0.77 per Mcfe uplift in realized pricing.  The weighted average realized price was $3.00 per Mcfe compared to a realized natural gas prices of $2.23 per Mcf.

The Company’s rich gas wells account for approximately 75% of the Company’s drilling efforts in Southwest Appalachia in 2018.  Two wells on a recently developed pad are still producing 1,500 barrels of condensate per day after 90 days of production and are among the highest condensate producers reported in the Basin.

The Company continues to realize the benefits of improving capital efficiencies as evidenced by a three-well pad that was drilled and completed at approximately $940 per foot.  The pad benefited from increased completion stages pumped per day and reduced cycle times, which decreased costs and accelerated production.  The three wells averaged an extended lateral length of over 10,700 feet and proppant loading of 2,500 pounds per foot with an average cost of $10.1 million per well.

Fayetteville Shale – During the second quarter of 2018, the Company produced 67 Bcf of natural gas from the Fayetteville Shale, compared to 82 Bcf in the second quarter of 2017, while generating positive net cash provided by operating activities, net of capital investments, of $78 million for its E&P and midstream business.

The Company placed two redevelopment wells online in mid-April, which utilize advanced completion designs and optimized landing zones.  These wells have been online over 90 days, and in addition the initial redevelopment well has been online over 275 days.  All of these wells continue to outperform offset well EURs by 25% to 50%.  In addition, the Company is continuing to focus on its base production optimization efforts to manage the impact of natural decline.

Conference Call

Southwestern management will host a conference call and webcast on Friday, August 3, 2018 at 9:00 a.m. Central to discuss second quarter 2018 results. To participate, dial US toll-free 877-883-0383, or international 412-902-6505 and enter access code 6510656. The conference call will webcast live at www.swn.com.

Southwestern Energy Company is an independent energy company whose wholly-owned subsidiaries are engaged in natural gas and oil exploration, development and production, natural gas gathering and marketing. Additional information on the Company can be found on our website: www.swn.com

Contact:

Paige Penchas

Vice President, Investor Relations

(832) 796-4068

paige_penchas@swn.com

This news release contains forward-looking statements. Forward-looking statements relate to future events and anticipated results of operations, business strategies, and other aspects of our operations or operating results. In many cases you can identify forward-looking statements by terminology such as “anticipate,” “intend,” “plan,” “project,” “estimate,” “continue,” “potential,” “should,” “could,” “may,” “will,” “objective,” “guidance,” “outlook,” “effort,” “expect,” “believe,” “predict,” “budget,” “projection,” “goal,” “forecast,” “target” or similar words. Statements may be forward looking even in the absence of these particular words. Where, in any forward-looking statement, the Company expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, there can be no assurance that such expectation or belief will result or be achieved. The actual results of operations can and will be affected by a variety of risks and other matters including, but not limited to, changes in commodity prices; changes in expected levels of natural gas and oil reserves or production, or the execution or realization of any specific strategic alternative, which the Company has previously announced it is exploring for its Fayetteville Shale assets; operating hazards, drilling risks, unsuccessful exploratory activities; limited access to capital or significantly higher cost of capital related to illiquidity or uncertainty in the domestic or international financial markets; international monetary conditions; unexpected cost increases; potential liability for remedial actions under existing or future environmental regulations; potential liability resulting from pending or future litigation; and general domestic and international economic and political conditions; as well as changes in tax, environmental and other laws applicable to our business. Other factors that could cause actual results to differ materially from those described in the forward-looking statements include other economic, business, competitive and/or regulatory factors affecting our business generally as set forth in our filings with the Securities and Exchange Commission. Unless legally required, Southwestern Energy Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

###

SOUTHWESTERN ENERGY COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
	For the three months ended		For the six months ended
	June 30,		June 30,
	2018	2017	2018	2017
(in millions, except share/per share amounts)
Operating Revenues
Gas sales	$407	$471	$947	$974
Oil sales	44	23	79	46
NGL sales	75	37	140	77
Marketing	265	250	518	503
Gas gathering	24	30	48	57
Other	1	–	4	–
	816	811	1,736	1,657
Operating Costs and Expenses
Marketing purchases	265	253	520	504
Operating expenses	193	164	382	311
General and administrative expenses	59	58	114	108
Restructuring charges	18	–	18	–
Depreciation, depletion and amortization	142	123	285	229
Taxes, other than income taxes	15	25	38	51
	692	623	1,357	1,203
Operating Income	124	188	379	454
Interest Expense
Interest on debt	59	59	124	117
Other interest charges	2	3	4	5
Interest capitalized	(29)	(28)	(57)	(56)
	32	34	71	66

Gain (Loss) on Derivatives (1)	(36)	134	(43)	250
Loss on Early Extinguishment of Debt	(8)	(10)	(8)	(11)
Other Income, Net	3	6	2	8

Income Before Income Taxes	51	284	259	635
Provision (Benefit) for Income Taxes
Deferred	–	–	–	–
	–	–	–	–
Net Income	$51	$284	$259	$635
Mandatory convertible preferred stock dividend	–	27	–	54
Participating securities - mandatory convertible preferred stock	–	33	2	76
Net Income Attributable to Common Stock	$51	$224	$257	$505

Income Per Common Share
Basic	$0.09	$0.45	$0.45	$1.02
Diluted	$0.09	$0.45	$0.44	$1.02
Weighted Average Common Shares Outstanding
Basic	581,159,200	496,419,815	576,255,744	494,753,391
Diluted	582,878,106	498,224,599	578,222,740	496,627,843

SOUTHWESTERN ENERGY COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
	June 30, 2018	December 31, 2017
ASSETS	(in millions)
Current assets:
Cash and cash equivalents	$37	$916
Accounts receivable, net	416	428
Derivative assets	71	130
Other current assets	43	35
Total current assets	567	1,509
Natural gas and oil properties, using the full cost method, including $1,835 million as of June 30, 2018 and $1,817 million as of December 31, 2017 excluded from amortization	24,611	23,890
Gathering systems	1,322	1,315
Other	576	564
Less: Accumulated depreciation, depletion and amortization	(20,276)	(19,997)
Total property and equipment, net	6,233	5,772
Other long-term assets	242	240
TOTAL ASSETS	$7,042	$7,521

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$642	$533
Taxes payable	58	62
Interest payable	68	70
Dividends payable	–	27
Derivative liabilities	66	64
Other current liabilities	24	24
Total current liabilities	858	780
Long-term debt	3,570	4,391
Pension and other postretirement liabilities	55	58
Other long-term liabilities	309	313
Total long-term liabilities	3,934	4,762
Equity:
Common stock, $0.01 par value; 1,250,000,000 shares authorized; issued 586,430,101 shares as of June 30, 2018 and 512,134,311 as of December 31, 2017	6	5
Preferred stock, $0.01 par value, 10,000,000 shares authorized, 6.25% Series B Mandatory Convertible, $1,000 per share liquidation preference, 1,725,000 shares issued and outstanding as of December 31, 2017, converted to common stock on January 12, 2018	–	–
Additional paid-in capital	4,709	4,698
Accumulated deficit	(2,420)	(2,679)
Accumulated other comprehensive loss	(44)	(44)
Common stock in treasury; 31,269 shares as of June 30, 2018 and December 31, 2017, respectively	(1)	(1)
Total equity	2,250	1,979
TOTAL LIABILITIES AND EQUITY	$7,042	$7,521

SOUTHWESTERN ENERGY COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	For the six months ended
	June 30,
	2018	2017
	(in millions)
Cash Flows From Operating Activities:
Net income	$259	$635
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	285	229
Amortization of debt issuance costs	4	4
(Gain) loss on derivatives, unsettled	54	(319)
Stock-based compensation	9	12
Loss on early extinguishment of debt	8	11
Other	1	(4)
Change in assets and liabilities	44	10
Net cash provided by operating activities	664	578

Cash Flows From Investing Activities:
Capital investments	(684)	(619)
Proceeds from sale of property and equipment	6	12
Other	3	1
Net cash used in investing activities	(675)	(606)

Cash Flows From Financing Activities:
Payments on long-term debt	(1,191)	(287)
Payments on revolving credit facility	(645)	–
Borrowings under revolving credit facility	1,005	–
Change in bank drafts outstanding	–	3
Debt issuance costs	(9)	–
Preferred stock dividend	(27)	–
Cash paid for tax withholding	(1)	–
Net cash used in financing activities	(868)	(284)

Decrease in cash and cash equivalents	(879)	(312)
Cash and cash equivalents at beginning of year	916	1,423
Cash and cash equivalents at end of period	$37	$1,111

SOUTHWESTERN ENERGY COMPANY AND SUBSIDIARIES
SEGMENT INFORMATION
(Unaudited)
	Exploration and Production		Midstream Services		Other	Eliminations	Total
	(in millions)
Three months ended June 30, 2018
Revenues	$520		$797		$–	$(501)	$816
Marketing purchases	–		716		–	(451)	265
Operating expenses	215		28		–	(50)	193
General and administrative expenses	53	(1)	6		–	–	59
Restructuring charges	16		2		–	–	18
Depreciation, depletion and amortization	126		16		–	–	142
Taxes, other than income taxes	13		2		–	–	15
Operating income	97		27		–	–	124
Capital investments (2)	396		5		2	–	403

Three months ended June 30, 2017
Revenues	$526		$822		$–	$(537)	$811
Marketing purchases	–		731		–	(478)	253
Operating expenses	200		23		–	(59)	164
General and administrative expenses	50		8		–	–	58
Depreciation, depletion and amortization	107		16		–	–	123
Taxes, other than income taxes	23		2		–	–	25
Operating income	146		42		–	–	188
Capital investments (2)	318		6		1	–	325

Six months ended June 30, 2018
Revenues	$1,157		$1,693		$–	$(1,114)	$1,736
Marketing purchases	–		1,535		–	(1,015)	520
Operating expenses	428		53		–	(99)	382
General and administrative expenses	101	(1)	13		–	–	114
Restructuring charges	16		2		–	–	18
Depreciation, depletion and amortization	243		42	(3)	–	–	285
Taxes, other than income taxes	34		4		–	–	38
Operating income	335		44		–	–	379
Capital investments (2)	730		9		2	–	741

Six months ended June 30, 2017
Revenues	$1,089		$1,680		$–	$(1,112)	$1,657
Marketing purchases	–		1,496		–	(992)	504
Operating expenses	381		50		–	(120)	311
General and administrative expenses	93		15		–	–	108
Depreciation, depletion and amortization	197		32		–	–	229
Taxes, other than income taxes	47		4		–	–	51
Operating income	371		83		–	–	454
Capital investments (2)	601		12		2	–	615
(1)	Includes $7.9 million of legal settlement charges.
(2)

Capital investments include increases of $19 million and $41 million for the three months ended June 30, 2018 and 2017, respectively, and an increase of $52 million and a decrease of $11 million for the six months ended June 30, 2018 and 2017, respectively, relating to the change in capital accruals between periods.

(3)	Includes a $10 million impairment related to certain non-core gathering assets.

Hedging Summary

A detailed breakdown of the Company’s natural gas derivative financial instruments and financial basis positions as of July 31, 2018 is shown below.  Please refer to our quarterly report on Form 10-Q to be filed with the Securities and Exchange Commission for complete information on the Company’s commodity, basis and interest rate protection.

Financial protection on production		Weighted Average Price per MMBtu
	Volume		Sold	Purchased	Sold
	(Bcf)	Swaps	Puts	Puts	Calls
Natural Gas
2018
Sold fixed price swaps	156	$2.96	$–	$–	$–
Two-way costless collars	6	–	–	2.90	3.27
Three-way costless collars	143	–	2.40	2.97	3.37
Total	305
2019
Sold fixed price swaps	147	$2.93	$–	$–	$–
Two-way costless collars	53	–	–	2.80	2.98
Three-way costless collars	133	–	2.49	2.93	3.34
Total	333
2020
Sold fixed price swaps	2	$2.77	$–	$–	$–
Three-way costless collars	47	–	2.43	2.80	3.09
Total	49

Other Derivative Contracts		Weighted Average
	Volume	Strick Price per
	(Bcf)	MMBtu
Purchased Call Options - Natural Gas
2020	68	$3.63
2021	57	3.52
Total	125

Sold Call Options - Natural Gas
2018	31	$3.50
2019	52	3.50
2020	137	3.39
2021	114	3.33
Total	334

Financial basis positions	Volume	Basis Differential
(excludes physical positions)	(Bcf)	($/MMBTU)

Q3 2018
Dominion South	16.8	$(0.65)
TETCO M3	11.5	(0.51)
Total	28.3	$(0.60)

2018
Dominion South	26.6	$(0.65)
TETCO M3	17.8	(0.48)
Total	44.4	$(0.58)

2019
Dominion South	1.0	$(0.63)
TETCO M3	9.7	1.44
Total	10.7	$1.24

Note: 2018 includes Q3 2018 positions

Explanation and Reconciliation of Non-GAAP Financial Measures

The Company reports its financial results in accordance with accounting principles generally accepted in the United States of America (“GAAP”). However, management believes certain non-GAAP performance measures may provide financial statement users with additional meaningful comparisons between current results, the results of its peers and of prior periods.

One such non-GAAP financial measure is net cash flow. Management presents this measure because (i) it is accepted as an indicator of an oil and gas exploration and production company’s ability to internally fund exploration and development activities and to service or incur additional debt, (ii) changes in operating assets and liabilities relate to the timing of cash receipts and disbursements which the Company may not control and (iii) changes in operating assets and liabilities may not relate to the period in which the operating activities occurred.

Additional non-GAAP financial measures the Company may present from time to time are net debt, adjusted net income, adjusted diluted earnings per share, adjusted EBITDA and its E&P and Midstream segment operating income, all which exclude certain charges or amounts. Management presents these measures because (i) they are consistent with the manner in which the Company’s position and performance are measured relative to the position and performance of its peers, (ii) these measures are more comparable to earnings estimates provided by securities analysts, and (iii) charges or amounts excluded cannot be reasonably estimated and guidance provided by the Company excludes information regarding these types of items. These adjusted amounts are not a measure of financial performance under GAAP.

See the reconciliations throughout this release of GAAP financial measures to non-GAAP financial measures for the three and six months ended June 30, 2018 and June 30, 2017, as applicable. Non-GAAP financial measures should not be considered in isolation or as a substitute for the Company's reported results prepared in accordance with GAAP.

	3 Months Ended June 30,
	2018	2017
	(in millions)
Net income attributable to common stock:
Net income attributable to common stock	$51	$224
Add back:
Participating securities - mandatory convertible preferred stock	–	27
Restructuring charges	18	–
(Gain) loss on certain derivatives	56	(173)
Gain on sale of assets, net	–	(2)
Loss on early extinguishment of debt	8	10
Legal settlement charges	8	–
Adjustments due to inventory valuation and other	(1)	(1)
Adjustments due to discrete tax items (1)	(13)	(108)
Tax impact on adjustments	(22)	63
Adjusted net income attributable to common stock	$105	$40
(1)

Primarily relates to the exclusion of certain discrete tax adjustments associated with the valuation allowance against deferred tax assets.  The Company expects its 2018 income tax rate to be 24.5% before the impacts of any valuation allowance.

	6 Months Ended June 30,
	2018	2017
	(in millions)
Net income attributable to common stock:
Net income attributable to common stock	$257	$505
Add back:
Participating securities - mandatory convertible preferred stock	–	57
Impairment of non-core gathering assets	10	–
Restructuring charges	18	–
(Gain) loss on certain derivatives	54	(319)
Gain on sale of assets, net	(1)	(3)
Loss on early extinguishment of debt	8	11
Legal settlement charges	8	–
Adjustments due to inventory valuation and other	2	(1)
Adjustments due to discrete tax items (1)	(64)	(242)
Tax impact on adjustments	(25)	119
Adjusted net income attributable to common stock	$267	$127
(1)

Primarily relates to the exclusion of certain discrete tax adjustments associated with the valuation allowance against deferred tax assets.  The Company expects its 2018 income tax rate to be 24.5% before the impacts of any valuation allowance.

	3 Months Ended June 30,
	2018	2017
Diluted earnings per share:
Diluted earnings per share	$0.09	$0.45
Add back:
Participating securities - mandatory convertible preferred stock	–	0.06
Restructuring charges	0.03	–
(Gain) loss on certain derivatives	0.10	(0.36)
Gain on sale of assets, net	–	(0.00)
Loss on early extinguishment of debt	0.01	0.02
Legal settlement charges	0.01	–
Adjustments due to inventory valuation and other	(0.00)	(0.00)
Adjustments due to discrete tax items (1)	(0.02)	(0.22)
Tax impact on adjustments	(0.04)	0.13
Adjusted diluted earnings per share	$0.18	$0.08
(1)

Primarily relates to the exclusion of certain discrete tax adjustments associated with the valuation allowance against deferred tax assets.  The Company expects its 2018 income tax rate to be 24.5% before the impacts of any valuation allowance.

	6 Months Ended June 30,
	2018	2017
Diluted earnings per share:
Diluted earnings per share	$0.44	$1.02
Add back:
Participating securities - mandatory convertible preferred stock	–	0.11
Impairment of non-core gathering assets	0.02	–
Restructuring charges	0.03	–
(Gain) loss on certain derivatives	0.09	(0.64)
Gain on sale of assets, net	(0.00)	(0.00)
Loss on early extinguishment of debt	0.02	0.02
Legal settlement charges	0.01	–
Adjustments due to inventory valuation and other	0.00	(0.00)
Adjustments due to discrete tax items (1)	(0.11)	(0.49)
Tax impact on adjustments	(0.04)	0.24
Adjusted diluted earnings per share	$0.46	$0.26
(1)

Primarily relates to the exclusion of certain discrete tax adjustments associated with the valuation allowance against deferred tax assets.  The Company expects its 2018 income tax rate to be 24.5% before the impacts of any valuation allowance.

	3 Months Ended June 30,
	2018	2017
	(in millions)
Net cash flow provided by operating activities:
Net cash provided by operating activities	$300	$266
Add back:
Changes in operating assets and liabilities	(38)	(16)
Restructuring charges	18	–
Net Cash Flow	$280	$250

	6 Months Ended June 30,
	2018	2017
	(in millions)
Net cash provided by operating activities:
Net cash provided by operating activities	$664	$578
Add back:
Changes in operating assets and liabilities	(44)	(10)
Restructuring charges	18	–
Net Cash Flow	$638	$568

	3 Months Ended June 30,
	2018	2017
	(in millions)
EBITDA:
Net income	$51	$284
Add back:
Interest expense	32	34
Income tax expense	–	–
Depreciation, depletion and amortization	142	123
Restructuring charges	18	–
Gain on sale of assets, net	–	(2)
Loss on early extinguishment of debt	8	10
Legal settlement charges	8	–
(Gain) loss on certain derivatives	56	(173)
Adjustments due to inventory valuation and other	(1)	(1)
Stock based compensation expense	3	6
Adjusted EBITDA	$317	$281

	6 Months Ended June 30,
	2018	2017
	(in millions)
EBITDA:
Net income	$259	$635
Add back:
Interest expense	71	66
Income tax benefit	–	–
Depreciation, depletion and amortization	285	229
Restructuring charges	18	–
Gain on sale of assets, net	(1)	(3)
Loss on early extinguishment of debt and other bank fees	8	11
Legal settlement charges	8	–
(Gain) loss on certain derivatives	54	(319)
Adjustments due to inventory valuation and other	2	(1)
Stock based compensation expense	9	13
Adjusted EBITDA	$713	$631